Exhibit 99.2

Agba Completes Merger With Triller

NEW YORK, NY / LOS ANGELES, CA, Oct. 15, 2024 (GLOBE NEWSWIRE) -- AGBA Group Holding Limited (Nasdaq: AGBA) (“AGBA”) today announced the completion of its previously announced merger (the “Merger”) with Triller Corp. (“Triller”).

In connection with the Merger, AGBA has changed its name to Triller Group Inc. (the “Company”). The combined company’s common stock and warrants are expected to begin trading under the tickers “ILLR” and “ILLRW,” respectively, on Nasdaq Capital Market on October 16, 2024.

“This merger is terrific news for both the users and the content creators on our app.  Whether they are fans of BKFC, or they watch sports and entertainment events around the world on TrillerTV, or are using our brand and creator tools to find their audience, they now have in Triller an innovative, exciting partner.” said Bob Diamond, Chairman of the combined company and Founder and CEO of Atlas Merchant Capital LLC.

Leadership

The Company will make a statement on future leadership, strategy and objectives on Tuesday, October 22, 2024.

Domestication to Delaware

Concurrent with the closing of the Merger, AGBA changed its jurisdiction of incorporation from the British Virgin Islands to the State of Delaware, and changed its corporate name to “Triller Group Inc.”

Financial Terms

Following the completion of the Merger, former AGBA shareholders and former Triller stockholders own 30% and 70% of the combined company’s outstanding common stock, respectively.

The latest press release is available on the company’s website, please visit: www.agba.com/ir.

About AGBA

Established in 1993, AGBA Group Holding Limited is a leading, multi-channel business platform that incorporates cutting edge machine-learning and offers a broad set of financial services and healthcare products to consumers through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information, please visit www.agba.com.

About Triller Corp.

Triller Corp. is a next generation, AI-powered, social media and live-streaming event platform for creators. Pairing music culture with sports, fashion, entertainment, and influencers through a 360-degree view of content and technology, Triller Corp. uses proprietary AI technology to push and track content virally to affiliated and non-affiliated sites and networks, enabling them to reach millions of additional users. Triller Corp. additionally owns Triller Sports, Bare-Knuckle Fighting Championship (BKFC); Amplify.ai, a leading machine-learning, AI platform; and TrillerTV, a premier global PPV, AVOD, and SVOD streaming service.

For more information, visit www.triller.co.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

Investor & Media Relations:

Bethany Lai
ir@agba.com

Anthony Silverman
ads@apellaadvisors.com

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